SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                              DIAGNON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:



________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                               DIAGNON CORPORATION
                            9600 MEDICAL CENTER DRIVE
                            ROCKVILLE, MARYLAND 20850


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 20, 1999

                                 --------------

The Annual Meeting of Shareholders of Diagnon Corporation (the "Company"), a Delaware corporation, will be held at the Hilton Gaithersburg, 620 Perry Parkway, Gaithersburg, Maryland, on October 20, 1999 at 10:00 a.m. for the following purposes:

         1. To elect four directors each to hold office until the next Annual Meeting of shareholders or otherwise as provided in the by-laws;

         2. To approve the appointment of Deloitte & Touche LLP as independent auditors for the Company; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 7, 1999, as the record date for the determination of shareholders entitled to notice of and vote at the Annual Meeting.

A list of shareholders of the Company entitled to vote at the Annual Meeting will be available for examination by shareholders of the Company at the offices of the Company, 9600 Medical Center Drive, Rockville, Maryland, during the ten days immediately preceding the date of the Annual Meeting.

The Annual Report to Shareholders for the year ended May 31, 1999, accompanies this notice.

Shareholders who do not expect to attend the meeting in person are urged to fill out, sign and mail promptly, the enclosed proxy.



                                    Michael P. O'Flaherty
                                    Secretary


Rockville, Maryland
September 22, 1999

                               DIAGNON CORPORATION

                            9600 MEDICAL CENTER DRIVE
                            ROCKVILLE, MARYLAND 20850

                                 --------------
                                 PROXY STATEMENT
                                 --------------


This proxy statement is furnished in connection with the solicitation by Diagnon Corporation (the "Company") of proxies to be voted at the Annual Meeting of the shareholders to be held at the Hilton Gaithersburg, 620 Perry Parkway, Gaithersburg, Maryland, on October 20, 1999, at 10:00 a.m., or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Shares represented by duly executed proxies at the meeting will be voted at the meeting. Where shareholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. A shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted.

The Company, at the close of business on September 7, 1999, the record date for determination of shareholders entitled to vote at the meeting (the "Record Date"), had outstanding 867,957 shares of Common Stock, par value $0.01 per share, each share being entitled to one vote with respect to each matter to be voted on at the meeting. Votes submitted prior to the Annual Meeting by proxy will be counted by the Company's transfer agent, Registrar and Transfer Company, and the results will be provided to the Company prior to the Annual Meeting. Shares voted by shareholders present at the meeting will be tabulated manually by the inspector of elections and added to the totals provided by Registrar and Transfer Company. Abstentions by proxy or in person and broker non-votes will be counted as present for the purposes of determining whether a quorum is present. Abstentions and broker non-votes will not be counted with respect to any matter being voted upon.

The solicitation of proxies is made by and on behalf of the Board of Directors of the Company. This statement is being mailed to the shareholders on or about September 22, 1999.


                               SECURITY OWNERSHIP

To the knowledge of the Company on the Record Date, the only persons known to hold more than 5 percent of the Common Stock of the Company are:

                                     AMOUNT AND
                                     NATURE OF             PERCENT
                                     BENEFICIAL               OF
      BENEFICIAL OWNER               OWNERSHIP            CLASS (1)
      ----------------               -----------          ---------
John C. Landon                       167,798 (2)(3)         18.69

S. David Leibowitt                    98,973 (4)            11.34
  2295 South Ocean Blvd.
  Palm Beach, FL 33480

J. Thomas August                     179,006 (5)            20.46

David H. Bishop                       60,509 (6)             6.93
  100 W. 57th St.
  New York, NY 10019

(1) Assumes the exercise by such person or persons of the currently exercisable options owned by him or them and does not give effect to any shares issuable upon exercise by any other person or persons of options.

(2) Includes 6,888 shares in the names of members of Dr. Landon's family.

(3) Assumes the exercise of currently exercisable options to purchase 25,167 shares.

(4) Includes 10,833 shares in the name of S. David Leibowitt's spouse.

(5) Assumes the exercise of currently exercisable options to purchase 2,667 shares.

(6) Includes 1,506 shares in the name of David H. Bishop's spouse.

The Company has been advised that the shares of Common Stock owned by Dr. August and Dr. Landon will be voted in favor of the four nominees for director, and in favor of all propositions set forth below.

            SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and Executive Officers must under section 16 (a) of the Securities Exchange Act of 1934 must file certain reports of changes in beneficial ownership of the Company's securities. The Company endeavors to assist Directors and Executive Officer in filing the required reports. To the Company's knowledge, all filing requirements under the Securities Exchange Act of 1934 were satisfied.


                          ITEM 1- ELECTION OF DIRECTORS

Four persons have been nominated for election as directors to serve until the next Annual Meeting of shareholders and until their respective successors are duly elected and qualified. IF YOU SUBMIT YOUR PROXY BUT DO NOT MAKE SPECIFIC CHOICES, YOUR ENCLOSED PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE PERSONS NAMED BELOW. If any nominee becomes unavailable as a candidate for election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Company has no reason to believe that any nominees named below will be unable to serve if elected.

All four of the nominees currently are directors of the Company. J. Thomas August has been a director of the Company since 1982, John C. Landon has been a director since 1986, Charles C. Francisco has been a director since 1991, and Charles F. Gauvin has been a director since 1992. The terms of all four directorships will run from October, 1999, to the next Annual Meeting of the Company's shareholders. Election of the four (4) nominees will require the affirmative vote of the holders of a plurality of the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting.

The following table sets forth the name and principal occupation of each nominee, the period without interruption for which he has been a director of the Company, the names and titles of the Executive Officers of the Company, and the amount and percent of class of stock of the Company beneficially owned by each nominee, each Executive Officer, and the Executive Officers and Directors as a group as of the Record Date. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

                                                                              Director of
                                                                                Company
                                                                                Without         Nature of
                                       Principal Occupation & Business       Interruption     Beneficial                Percent Of
        Name and Address        Age    Experience Past Five Years               Since          Ownership        Class    Class(1)
        ----------------        ---    -------------------------------       ------------     -----------       -----   ----------
John C. Landon                   62    Nominee; Chairman of the Board             1986           167,798         Common    18.69
9600 Medical Ctr. Dr.                  (since February,1987) CEO &                                 sole (2)(3)
Rockville, MD 20850                    President (since 1986) of the                               6,888
                                       Company.  President of                                      joint
                                       BIOQUAL, Inc. ("BIOQUAL"),
                                       a subsidiary of the Company.


Charles C. Francisco             61    Nominee; from July 1998, CEO               1991             3,834         Common     0.44
455 Fortune Blvd.                      and Managing Member of                                      sole(4)
Milford, MA 01757                      EdgeTech, Inc., Milford, MA, a
                                       manufacturer of acoustic underwater
                                       imaging instruments; from July 1998 to
                                       present, CEO of C&W Fabricators, Inc.,
                                       Gardiner, MA, a manufacturer of inlet
                                       and exhaust systems for gas turbine
                                       electric generators; from 1993-1998
                                       President, CEO & a Director of
                                       Victoreen, Inc., Cleveland, OH, a
                                       manufacturer of radiation measuring
                                       instrumentation; from 1992 to 1995,
                                       Director of Environmental Restoration
                                       Systems, Inc., Middletown, PA,
                                       pollution removal equipment makers; in
                                       1996, was a Director of R.E. Wright
                                       Environmental, Inc., Middletown, PA,
                                       an earth resources consulting company.

J. Thomas August                 72    Nominee; Prof. & Director of               1982            179,006        Common    20.46
School of Medicine                     the Dept. of Pharmacology and                               sole(5)
Johns Hopkins Univ.                    Molecular Sciences at The
725 N. Wolfe St.                       Johns Hopkins Univ. School of
Baltimore, MD 21205                    Medicine, Baltimore, MD for
                                       more than five years.

Charles F. Gauvin                44    Nominee; currently President               1992             3,834         Common     0.44
Trout Unlimited                        and CEO and from 1991 to 1994                               sole(4)
1500 Wilson Blvd.                      Executive Director of Trout
Arlington, VA 22209                    Unlimited, Arlington, VA, a
                                       nonprofit organization dedicated to
                                       protection and conservation of trout
                                       and salmon and their habitats; from
                                       1986-1991, associated with the law
                                       firm of Beveridge & Diamond, P.C.,
                                       Washington, D.C.

Michael P. O'Flaherty            61    Company Secretary and                                      18,218         Common     2.05
Diagnon Corporation                    Corporate Vice President since                              sole(6)
9600 Medical Center Dr.                June 1988, and Chief Operating
Rockville, Maryland 20850              Officer since June 1994; Mr.
                                       O'Flaherty's duties for the
                                       Company include most functions
                                       of general management.

Jerry R. Reel                    61    Appointed as Vice President of                              1,834         Common     0.22
BIOQUAL, Inc.                          the Division of Reproductive                                sole(8)
9600 Medical Center Dr.                Endocrinology and Toxicology
Rockville, Maryland 20850              in June 1997, Vice President,
                                       Science, of BIOQUAL since
                                       October, 1991; private
                                       consultant from 1989 to 1990.

Richard P. Bradbury              64    Appointed as Vice President of                              2,385         Common     0.27
BIOQUAL, Inc.                          the Division of Primate                                     sole(7)(9)
2501 Research Blvd.                    Biology and Medicine in June
Rockville, MD 20850                    1997, Vice President of the
                                       Company's SEMA subsidiary in November
                                       1989; concurrent with the merger of
                                       SEMA into BIOQUAL in 1991, was
                                       appointed Vice President of the
                                       Research Blvd. Division of BIOQUAL.

David A.                         38    Appointed Company Acting                                    2,718         Common     0.31
Newcomer                               Controller in May, 1989,                                    sole(9)
Diagnon Corporation                    Controller in June, 1990, and
9600 Medical Center Dr.                Chief Financial Officer in
Rockville, MD 20850                    June 1994; Mr. Newcomer's
                                       duties include the management
                                       of the Company's financial
                                       functions
                                       .                                                         379,677         Common    40.74
All Executive Officers and                                                                             (10)
Directors as a group (9
Persons)(2)(3)(4)(5)(6)(7)(8)(9)

 (1) Assumes the exercise by such person or persons of the currently exercisable options owned by him or them and does not give effect to any shares issuable upon exercise by any other person or persons of options.

 (2) Includes 6,888 shares in the names of members of Dr. Landon's family, as to which he retains beneficial ownership.

 (3) Assumes the exercise of currently exercisable options to purchase 25,167 shares.

 (4) Assumes the exercise of currently exercisable options to purchase 3,834 shares.

 (5) Assumes the exercise of currently exercisable options to purchase 2,167 shares.

 (6) Assumes the exercise of currently exercisable options to purchase 17,502 shares.

 (7) Assumes the exercise of currently exercisable options to purchase 1,834 shares.

 (8) Assumes the exercise of currently exercisable options to purchase 2,335 shares.

 (9) Assumes the exercise of currently exercisable options to purchase 2,668 shares.

(10) See Notes (2) through (9) above.


           THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

The Board of Directors held three meetings in fiscal year 1999. All board members were present at each meeting and at all committee meetings on which they serve. The Board has established two committees, the Compensation Committee and the Audit Committee.

The Compensation Committee (currently consisting of Messrs. Francisco and Gauvin) meets as necessary to determine Dr. Landon's compensation. Dr. Landon determines the compensation of the Company's other employees. The Compensation Committee had three formal meetings during fiscal year 1998.

The responsibilities of the Audit Committee (currently consisting of Messrs. Francisco and Gauvin) include recommending to the full Board the selection of the Company's independent public accountants, discussing the arrangements for the proposed scope, and the results of the annual audit with management and the independent public accountants; reviewing the scope of non-audit professional services provided by the independent public accountants; obtaining from both management and the independent public accountants their observations on the Company's system of internal accounting controls; and reviewing the overall activities and recommendations of the Company's internal auditors. There was one formal meeting of the Audit Committee in fiscal year 1998.

Messrs. Francisco, August and Gauvin have agreements with the Company extending through the term of their election. The agreements for Messrs. Francisco, August and Gauvin provide for quarterly payments of $ 1,000 each as directors fees and payments of $500 for attendance at Board of Directors meetings. Beginning September 1, 1999, Messrs. Francisco, August, and Gauvin will receive $2,000 each per quarter as Directors fees and $1,000 each for each Board meeting attended.

The agreement with Dr. August also provides payments of $2,500 per quarter for services rendered to the Company as Scientific Adviser. The Company also reimburses Company related travel expenses incurred by any of the directors.

During fiscal year 1999, the Company paid the following cash compensation to directors:

                                              ATTENDANCE OF BOARD        TRAVEL TO
                            DIRECTORS               MEETINGS               BOARD
                               FEES        MEETINGS AND CONSULTATION      MEETINGS
                            ---------     --------------------------     ---------
Dr. J. Thomas August          $4,000                $11,500

Charles C. Francisco           4,000                  1,500                $755

Charles F. Gauvin              4,000                  1,500                 100


             REMUNERATION OF EXECUTIVE OFFICERS AND RELATED MATTERS

The following table sets forth information with respect to remuneration paid during the last three fiscal years to the Chief Executive Officer and the other Company Officers whose compensation exceeded $ 100,000.

Name and Principal                          Salary      Bonus     Other Annual Compensation
Position                           Year       ($)        ($)               ($)/1,2
------------------                 ----     ------      -----     -------------------------
John C. Landon                     1999     275,000     40,000              32,723
CEO, President, Chairman           1998     275,000                         32,723
Of the Board                       1997     160,000    101,863              32,723

Michael P. O'Flaherty              1999     127,286     44,292              10,593
Chief Operating Officer            1998     122,085     36,444              10,593
Secretary                          1997     116,690     21,660              10,593

Richard P. Bradbury                1999     106,426      4,730
Vice President, BIOQUAL, Inc.,     1998      97,130      8,372
Subsidiary                         1997      99,573      4,000

David A. Newcomer                  1999      88,600     26,292               4,500
Chief Financial Officer            1998      83,412     19,430               4,500
                                   1997      78,202      6,592               3,750


1/ Other annual compensation for the CEO for the years 1998, 1997, and 1996 represents premiums for a $1,000,000 Split Dollar Life Insurance Policy.
2/ Other annual compensation for the Chief Operating Officer and Chief Financial Officer for the years 1999, 1998 and 1997 represents premiums for a $250,000 Split Dollar Life Insurance Policy.


Dr. Landon has an employment agreement with the Company, extending through July 13, 2002. Pursuant to this agreement, Dr. Landon's base compensation is $275,000 per year. The agreement provides for various additional incentive compensation as determined by the Board of Directors based on a variety of criteria related to the Company's performance.

On June 1, 1988 the Company and Dr. Landon agreed to consolidate the previous loan facilities available to Dr. Landon into a single loan of $100,000. The consolidated loan had a five year term with repayment of principal deferred for three years. The loan bore interest at the six month certificate of deposit rate paid by Signet Bank, Maryland, and the rate was adjusted quarterly. On September 29, 1989, the Company agreed to increase the loan to $125,000. On September 21, 1990, the Company agreed to increase the loan to $150,000. Under Dr. Landon's employment agreement (as amended), the loan was to be repaid in five installments of $30,000 plus interest within six weeks after the end of each of the next five fiscal years beginning with fiscal year 1992.

On July 1, 1994, Dr. Landon made a payment of $2,745 on accrued interest. On June 6, 1994, the Company agreed to defer Dr. Landon's third $30,000 repayment and make the payment due as two $15,000 installments paid with the fourth and fifth $30,000 repayments respectively. On October 11, 1995, the Company's shareholders affirmatively voted to approve the purchase of Company's stock from Dr. Landon at market value to fund repayment by Dr. Landon of the remainder of the Company loan. In October of 1996, the Board of Directors affirmatively voted to extend the due date of the loan, maintaining all other terms and conditions, until October 31, 1998.

On October 28, 1998, the Compensation Committee of the Board of Directors agreed to extend the repayment period of the Company loan to Dr. Landon from October 31, 1998 to April 30, 2000. In accordance with the shareholders prior approval of the Company's plan to purchase shares of stock from Dr. Landon at market value, the Company is purchasing, on a quarterly basis for six quarter, 9,000 shares of Company stock from Dr. Landon at market value. Any unpaid principal balance and accrued interest will be paid in cash at the end of the sixth quarter. As of July 23, 1999, Dr. Landon has made three repayments totaling $57,094. The largest amount owed by Dr. Landon during the fiscal year ended May 31, 1999 in respect to his loan facilities was $90,000, excluding accrued interest amounting to $20,453. There was no addition to the loan this fiscal year.


                  ITEM 2 - RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors recommends the ratification of the firm of Deloitte & Touche LLP as independent auditors for fiscal year 2000. As in prior years, representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions raised at the meeting.

Deloitte & Touche LLP has audited the financial statements of Diagnon since 1982. Services provided in connection with the audit function by Deloitte & Touche LLP for the fiscal year 1999 included primarily the examination of Diagnon consolidated financial statements, and the review of filings with the Securities and Exchange Commission.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2000. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD.

                              SHAREHOLDER PROPOSALS

Shareholders who wish to submit proposals at the next Annual Meeting of shareholders should submit such proposals to the Company at its headquarters at 9600 Medical Center Drive, Rockville, Maryland 20850. Such proposals must be received by the Company by June 3, 2000.

The Company will not be required to include in its Proxy Statement or form of proxy, a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.


                                  OTHER MATTERS

The expense of preparing, assembling, printing and mailing the form of proxy material used for the solicitation of proxies by use of mails will be borne by the Company. The Company has not retained any firm to solicit proxies on behalf of the Company. Company directors and officers of the Company may solicit proxies in person or by telephone and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to beneficial owners of Common Stock. So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, it is intended that the accompanying proxy may be voted on such matters in accordance with the best judgment of the person or persons voting said proxy.


THE COMPANY'S REPORT ON FORM 10-KSB FOR ITS FISCAL YEAR ENDED MAY 31, 1999, ACCOMPANIES THIS PROXY STATEMENT. UPON THE WRITTEN REQUEST OF A SHAREHOLDER OF THE COMPANY ADDRESSED TO MICHAEL P. O'FLAHERTY, SECRETARY OF THE COMPANY, AT 9600 MEDICAL CENTER DRIVE, ROCKVILLE, MARYLAND 20850, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO SUCH SHAREHOLDER A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR ITS FISCAL YEAR ENDED MAY 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                               By Order of the Board of Directors




                               John C. Landon
                               Chairman of the Board and Chief Executive Officer

COMMON STOCK                                                               PROXY



                               DIAGNON CORPORATION
                ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 20, 1999

         The undersigned hereby appoints John C. Landon and Michael P. O'Flaherty and each of them, with power of substitution in each, as proxies or proxy to represent the undersigned at the Annual Meeting of the Stockholders of Diagnon Corporation (the "Company") to be held at the Hilton Gaithersburg, 620 Perry Parkway, Gaithersburg, Maryland, on Wednesday, October 20, 1999, at 10:00 a.m., local time, and at any adjournment or postponement thereof, and to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present, (a) in the manner designated on the reverse side hereof with respect to the election of directors and the other identified proposals and (b) in their discretion on such other matters as may properly come before the meeting or any adjournments thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         This proxy when properly executed will be voted in the manner directed herein. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES AND PROPOSALS LISTED ON THE REVERSE SIDE HEREOF.



DIAGNON CORPORATION      ANNUAL MEETING
                         OF STOCKHOLDERS
                         WEDNESDAY, OCTOBER 20, 1999
                         10:00 A.M.
                         THE HILTON GAITHERSBURG
                         620 PERRY PARKWAY
                         GAITHERSBURG, MARYLAND



STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND DESIRE TO HAVE THEIR STOCK VOTED AT THE MEETING ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ABOVE PROXY ON THE REVERSE SIDE AND RETURN THE SAME IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

1. ELECTION OF DIRECTORS:      J. Thomas August, M.D., Charles C. Francisco,
                               Charles F. Gauvin, John C. Landon, Ph.D.

 FOR ALL NOMINEES        WITHHOLD      (To withhold authority to vote for any individual
 listed except as        AUTHORITY        nominees, write the name of such nominee(s)
otherwise indicated   to vote for all               on the following line.)
  with respect to     nominees listed
individual nominees

      [  ]                 [  ]         ------------------------------------------------



2. RATIFICATION OF INDEPENDENT AUDITORS:
   Ratification of the selection of Deloitte and Touche LLP as the Company's independent auditors.

         FOR                        AGAINST                       ABSTAIN

         [  ]                         [  ]                          [  ]




            Dated:
                    ------------------------------------------------


                    ---------------------------------------------------------

                    ---------------------------------------------------------
                                            Signature(s)
                    Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, guardian, etc. or as an officer of a corporation, give full title. For joint accounts obtain both signatures.